EXHIBIT 99.1
Illinois Settlement: Sources and Recipients of Funds

$ in Millions	Beneficiary
			IPA Trust
Source of Funds	ComEd	Ameren Utility	Fund(1)	Total

Exelon Generation	435.0	307.5	4.5	$747.0

2007	250.0	171.4	4.5	425.9
2008	133.5	78.4		211.9
2009	41.5	54.0		95.5
2010	10.0	3.7		13.7

ComEd	53.0			$53.0	(2)

2007	33.0			33.0
2008	10.0			10.0
2009	10.0			10.0
2010				0.0

Ameren Generators		85.5	4.5	$90.0

2007		47.7	4.5	52.2
2008		21.8		21.8
2009		15.0		15.0
2010		1.0		1.0

Ameren Utilities		60.0		$60.0

2007		33.4		33.4
2008		15.3		15.3
2009		10.5		10.5
2010		0.7		0.7

Dynegy		17.5	7.5	$25.0

2007			7.5	7.5
2008		9.0		9.0
2009		8.5		8.5
2010				0.0

Midwest Gen		17.5	7.5	$25.0

2007			7.5	7.5
2008		9.0		9.0
2009		8.5		8.5
2010				0.0

MidAmerican			1.0	$1.0

2007			1.0	1.0
2008				0.0
2009				0.0
2010				0.0

Grand Total	$488.0	$488.0	$25.0	$1,001.0

2007	283.0	252.5	25.0	560.5
2008	143.5	133.5	0.0	277.0
2009	51.5	96.5	0.0	148.0
2010	10.0	5.5	0.0	15.5

(1)	All IPA Trust Fund funding is assumed to occur in 2007.

(2)	Does not include $11M of rate relief credits provided prior to 6/14/07.